Exhibit 10.1

Execution Version

Matador Resources Company

(a Texas corporation)

$900,000,000 6.500% Senior Notes due 2032

PURCHASE AGREEMENT

March 26, 2024

BofA Securities, Inc.

As Representative of the Initial Purchasers

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. Matador Resources Company, a Texas corporation (the “Company”), proposes to issue and sell to BofA Securities, Inc. (“BofA Securities”) and the other several Initial Purchasers named in Schedule A hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $900,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2032 (the “Notes”). BofA Securities has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, to be dated as of April 2, 2024 (the “Indenture”), among the Company, the Guarantors (as defined below) and Computershare Trust Company, N.A., as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”.

This Agreement, the Securities and the Indenture are referred to herein as the “Transaction Documents.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 26, 2024 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated March 26, 2024 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum, as the case may be, and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreement with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security that is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d) The Pricing Disclosure Package and Final Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering

Memorandum or amendment or supplement thereto, as the case may be, it being acknowledged and agreed that any such written information is as set forth in Section 8(b) hereto. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package, the Final Offering Memorandum and Company Additional Written Communications.

(e) Company Additional Written Communications. Neither the Company, the Guarantors, nor any of their agents and representatives has prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case, used in accordance with Section 3(a). Each such communication by the Company, the Guarantors, or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication, it being acknowledged and agreed that any such written information is as set forth in Section 8(b) hereto.

(f) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(h) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and laws relating to or affecting the rights and remedies of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date will be in the respective forms contemplated by the Indenture and have been duly authorized by each of the Guarantors for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor and the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture.

(i) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(j) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(k) Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas with corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the “Subsidiaries”), has been duly incorporated, organized or formed, as applicable, and is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of Texas or Delaware, as applicable, with corporate, limited liability company or limited partnership power and authority to own or lease its properties and conduct its business as described in Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of the Transaction Documents to which it is a party. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not reasonably be expected, individually or in the aggregate, (i) to have a material adverse effect on the condition (financial or otherwise), properties, assets, operations, earnings, business or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) to materially impair the consummation of the transactions contemplated hereby (clauses (i) and (ii) are referred to hereinafter as a “Material Adverse Effect”).

(l) Capitalization. The information set forth under the caption “Capitalization” in the Offering Memorandum is true and correct (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Pricing Disclosure Package and the Offering Memorandum, as the case may be). The outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid (to the extent required under the applicable limited partnership agreement of such Subsidiary) and non-assessable (except as such non-assessability may be affected by Sections 153.102, 153.112, 153.202 or 153.210 of the Texas Business Organizations Code with respect to limited partnerships organized under the laws of Texas, Sections 101.114, 101.153 or 101.206 of the Texas Business Organizations Code with respect to limited liability companies organized under the laws of Texas and Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act with respect to limited liability companies organized under the laws of Delaware) and, except as disclosed in the Offering Memorandum, are wholly owned by the Company or another Subsidiary free and clear of all liens, pledges, restrictions, encumbrances and equities and claims.

(m) Preparation of the Financial Statements. The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as included and incorporated by reference in the Offering Memorandum, present fairly in all material respects the consolidated financial position and the results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved (“GAAP”), except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial statements of Advance Energy Partners Holdings, LLC and its subsidiaries (“Advance”), together with related notes and schedules, as incorporated by reference in the Offering Memorandum, present fairly in all material respects the financial position and the results of operations and cash flows of Advance, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with GAAP, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Offering Memorandum presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The interactive data in eXtensible Business

Reporting Language (“XBRL”) incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package (i) fairly present the information contained therein and (ii) have been prepared in accordance with the Commission’s rules and guidelines applicable thereto, in each case of clauses (i) and (ii) in all material respects. The unaudited pro forma financial statements included or incorporated by reference in the Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the unaudited pro forma financial statements included or incorporated by reference in the Offering Memorandum. The unaudited pro forma financial statements included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(n) Statistical Data. The statistical, industry-related and market-related data included or incorporated by reference in the Offering Memorandum are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate.

(o) Company’s Accounting System. The Company maintains a system of internal accounting controls (“Internal Controls”) in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package (i) fairly present the information contained therein and (ii) have been prepared in accordance with the Commission’s rules and guidelines applicable thereto, in each case of clause (i) and (ii) in all material respects.

(p) No Significant Deficiencies. Since the date of the most recent balance sheet of the Company and its consolidated Subsidiaries reviewed or audited by KPMG LLP, and reviewed by the Audit Committee of the Board of Directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of Internal Controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls of the Company and each of its Subsidiaries, and (ii) since that date, there have been no significant changes in Internal Controls or in other factors that could significantly affect Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(q) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(r) Independent Accountants. KPMG LLP, which has delivered its opinion with respect to certain of the audited financial statements and schedules of the Company incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations of the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLC (“PwC”), which has delivered its opinion with respect to certain of the audited financial statements of Advance incorporated by reference in the Offering Memorandum, was an independent accounting firm with respect to Advance under rule 101 of the AICPA’s Code of Professional Conduct, and its interpretation and rulings during the period for which it audited such financial statements of Advance.

(s) No Material Actions or Proceedings. Except as set forth in the Offering Memorandum, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company or the Guarantors, threatened against or affecting the Company or any of the Subsidiaries, before any court or administrative agency or which has as the subject thereof any property owned or leased by the Company or any of the Subsidiaries (i) that are required by the Securities Act to be disclosed on a registration statement on Form S-3 and which is not so disclosed in the Offering Memorandum or (ii) which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) Title to Properties. Each of the Company and its Subsidiaries has (i) good and defensible title to all of the oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property) owned by the Company and its Subsidiaries, title investigations having been carried out by the Company or its Subsidiaries consistent with the reasonable practice in the oil and gas industry in the areas in which the Company and its Subsidiaries operate and (ii) good title to all other real and personal property owned by the Company and its Subsidiaries, including but not limited to such other real and personal property reflected in the financial statements of the Company and its Subsidiaries included and incorporated by reference in the Offering Memorandum, in each case free and clear of all restrictions, mortgages, pledges, security interests, claims, liens, encumbrances, charges and defects except such as (x) are described in the Offering Memorandum, (y) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations or (z) such as do not affect the value of the properties of the Company and its Subsidiaries, considered as one enterprise, and do not interfere in any respect with the use made and proposed to be made of such properties by the Company and its Subsidiaries, considered as one enterprise, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the leases and subleases under which the Company or any of its Subsidiaries holds or uses properties described in the Offering Memorandum are in full force and effect, with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary thereof to the continued possession or use of the leased or subleased premises, in each case, with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Company reflect in all material respects the right of the Company to explore, develop or receive production from such real property, and the care taken by the Company and its Subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its Subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce for hydrocarbons.

(u) Rights-of-Way. The Company and its Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and its Subsidiaries to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(v) Tax Law Compliance. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and payable by them, except (in any case) (i) for such taxes and assessments that are being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP, (ii) for any such taxes or assessments that are currently payable without penalty or interest, (iii) where a failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iv) to the extent described in the Offering Memorandum. Neither the Company nor any of the Guarantors has knowledge of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any U.S. state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.

(w) No Material Adverse Effect. Since the respective dates as of which information is given in the Offering Memorandum, exclusive of any amendment or supplement thereto, (i) there has not occurred any Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and transactions described in the Offering Memorandum, and (ii) none of the Company or any of the Subsidiaries has incurred any liability or obligation (financial or otherwise), direct or contingent, or entered into any transaction (including any off-balance sheet activity or transaction) that is material to the Company and the Subsidiaries, as a whole, and there has not been any material change in the capital stock or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activity or transaction), of any of the Company or the Subsidiaries, or any Material Adverse Effect, or any development involving or which may reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, in each case, except as described in the Offering Memorandum. The Company and the Subsidiaries have no material liabilities or obligations, or indirect or direct contingent obligations, that are not disclosed in the Company’s financial statements that are incorporated by reference in the Offering Memorandum.

(x) Non-Contravention of Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its Certificate of Formation or other formation document (“Charter”) or bylaws, (ii) any limited partnership agreement, limited liability company agreement or similar organizational documents, (iii) in violation of or default (or with the giving of notice or lapse of time or both, will be in default) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iv) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, with respect to clauses (iii) through (iv), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of the Transaction Documents and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (1) the Charter or bylaws of the Company, (2) any limited partnership agreement, limited liability company agreement or similar organizational documents of the Company’s Subsidiaries, (3) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or (4) any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, except, with respect to clauses (3) through (4), where such conflicts, breaches or defaults would not, individually or in the aggregate, result in a Material Adverse Effect.

(y) No Further Authorizations or Approvals Required. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consents”) of or with any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their respective properties or assets is required in connection with the offering, issuance or sale by the Company and the Guarantors of the Securities or the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors to the extent a party thereto, except (i) such Consents as may be required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) such Consents as have been obtained or will be obtained prior to the Closing Date, (iii) such Consents that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company and the Guarantors to consummate the transactions contemplated by this Agreement, and (iv) such Consents as are disclosed in the Pricing Disclosure Package and the Offering Memorandum.

(z) All Necessary Permits, etc. The Company and each of the Subsidiaries has all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Offering Memorandum except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits and no event has occurred that might allow for the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit, except, for such claims, proceedings, controversies or events as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) No Price Stabilization or Manipulation. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb) Company and Guarantors Not an “Investment Company”. Neither the Company nor any of the Guarantors is, and after giving effect to the offering and the sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc) Insurance. The Company and each of the Guarantors and the Company’s significant subsidiaries (within the meaning of Regulation S-X under the Exchange Act) (the “Significant Subsidiaries”) carry, or are covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Guarantor or the Significant Subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Guarantors and the Significant Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Company or any Guarantor or the Significant Subsidiaries under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it or any Guarantor or the Significant Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have, individually or in the aggregate, a Material Adverse Effect.

(dd) ERISA Compliance. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) Solvency. The Company and each of the Guarantors and the Significant Subsidiaries is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(ff) Compliance with and Liability Under Environmental Laws. Neither the Company nor any Guarantor nor the Significant Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor the Guarantors nor the Significant Subsidiaries own or operate any real property contaminated with any substance that requires remedial action to be taken under any Environmental Laws, is liable for remedial action at any site where materials regulated under Environmental Laws were disposed by the Company or any Guarantor or the Significant Subsidiaries, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim in each case would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. There are no costs or liabilities arising under any Environmental Laws with respect to the operations or properties of the Company and its Subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints on operating activities, and any potential liabilities of third parties assumed under contract by the Company or its Subsidiaries) that would, individually or in the aggregate, have a Material Adverse Effect.

(gg) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of applicable Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates material associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves and except as disclosed in the Offering Memorandum, the Company has reasonably concluded that such identified associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and (iii) taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any domestic or “foreign official” (as such term is defined in the FCPA) or any domestic or foreign political party or official thereof or any candidate for domestic or foreign political office, in contravention of the FCPA or the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, and the Company, its Subsidiaries and, to the knowledge of the Company and the Guarantors, their affiliates have conducted their businesses in compliance with the FCPA or the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law and have instituted and enforced, and will continue to enforce and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii) Intellectual Property Rights. The Company and each of the Guarantors and the Significant Subsidiaries owns, licenses or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Offering Memorandum (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”), except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Guarantors has received any notice of infringement of or conflict with any asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(jj) Compliance with Sarbanes-Oxley. As of the date hereof, the Company is, and on the Closing Date will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) and the rules of the New York Stock Exchange that are then in effect and with which the Company is required to comply.

(kk) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Offering Memorandum. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Offering Memorandum.

(ll) Regulations T, U, X. Neither the Company nor any Guarantor nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(mm) Compliance with Labor Laws. No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Company’s or any of the Guarantor’s knowledge, is threatened or imminent, and the Company and the Guarantors have no knowledge of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors, consultants or customers, that would have, individually or in the aggregate, a Material Adverse Effect.

(nn) No Conflict with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), as amended, and of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of jurisdictions where such entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or, to the knowledge of the Company or the Guarantors, with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantors, threatened.

(oo) No Conflict with Sanctions Laws. Neither the Company nor any of its Subsidiaries (collectively, the “Entity”), nor, to the Entity’s knowledge, any director, officer, employee agent, affiliate, joint venture or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by, a Person that is (i) the subject or the target of any sanctions administered or enforced by the U.S. government, including without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person” (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise). The Entity represents and covenants that it has not, to its knowledge engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp) Royalties. As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and its Subsidiaries have been properly and timely paid, other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay such amounts would not, individually or in the aggregate, have a Material Adverse Effect; (ii) no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and its Subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due would not, individually or in the aggregate, have a Material Adverse Effect, and (iii) there are no claims under take or pay contracts pursuant to which natural gas purchasers have any make up rights affecting the interests of the Company or its Subsidiaries in their oil and gas properties, except where such claims would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) Preparation of the Reserve Estimates. The oil and natural gas reserve estimates contained in the Offering Memorandum have been prepared by employees of the Company or the Guarantors and have been audited by an independent reserve engineer, in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company and the Guarantors have no reason to believe that such estimates do not fairly reflect the oil and natural gas reserves of the Company and the Guarantors as of the dates indicated. The information underlying the estimates of the Company’s reserves that was supplied to Netherland, Sewell & Associates, Inc. (the “Reserve Engineer”), for the purposes of auditing the reserve reports and estimates of the proved reserves of the Company disclosed in the Offering Memorandum, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of the reserves, the impact of the changes in prices and costs, and fluctuations in demand for oil and natural gas and except as disclosed in the Offering Memorandum, the Company and the Guarantors have no knowledge of any facts or circumstances that would in the aggregate result in a material adverse change in the aggregate net proved reserves, or the aggregate present value or the standardized measure of the future net cash flows therefrom, as described in the Offering Memorandum and as reflected in the reports the Reserve Engineer prepared with regard to the proved reserves that the Company owns. The estimates of such proved reserves and standardized measure as described in the Offering Memorandum and reflected in the reports referenced therein have been prepared in a manner that complies, in all material respects, with the applicable requirements of the rules and regulations of the Commission with respect to such estimates.

(rr) Independent Petroleum Engineers. The Reserve Engineer is an independent petroleum engineer with respect to the Company and the Guarantors.

(ss) Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s, the Guarantors’ and their respective Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Guarantors and their respective Subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Guarantors and their respective Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company, the Guarantors, nor their respective Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company, the Guarantors and their respective Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company, the Guarantors and their respective Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.750% of the principal amount thereof plus accrued interest, if any, from April 2, 2024 to the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b) The Closing Date. Delivery of the Securities to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, TX 77002 (or such other place as may be agreed to by the Company and BofA Securities) at 10:00 a.m. New York City time, on April 2, 2024, or such other time and date as BofA Securities shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which BofA Securities may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.

(c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to BofA Securities for the accounts of the several Initial Purchasers the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, and certificates for the Securities shall be made electronically available for inspection on the business day preceding the Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i) it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii) it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors further covenants and agrees, jointly and severally, with each Initial Purchaser as follows:

(a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Offering Memorandum prior to the

Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company and the Guarantors will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof), file with the Commission and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Company and each of the Guarantors hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any of the Guarantors shall be required to qualify as a foreign corporation, limited liability company or limited partnership or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, limited liability company or limited partnership. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information satisfying the requirements of Rule 144A(d).

(h) Agreement Not To Offer or Sell Additional Securities. During the period of 45 days following the date hereof, the Company will not, without the prior written consent of BofA Securities (which consent may be withheld at the sole discretion of BofA Securities), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(i) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company or such Affiliates of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company and the Guarantors to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k) No Restricted Resales. During a period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(l) Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors agrees, jointly and severally, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering

(or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities (in an amount not to exceed $10,000), (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities, if any; provided, however, that the Initial Purchasers will pay for 50% of the cost of any chartered aircraft in connection with the road show, if any. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from each of (i) KPMG, the independent registered public accounting firm for the Company and (ii) PwC, the independent accounting firm for Advance, “comfort letters” dated the date hereof addressed to the Initial Purchasers, each in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters of (i) the Company and (ii) Advance, respectively. In addition, on the Closing Date, the Initial Purchaser shall have received from each of (i) KPMG and (ii) PwC, “bring-down comfort letters” dated the Closing Date addressed to the Initial Purchasers, each in form and substance satisfactory to the Representatives and in the form of the respective “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(b) Reserve Engineer Letter. On the date hereof, the Initial Purchasers shall have received from the Reserve Engineer, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, containing statements and information ordinarily included in reserve engineers’ “comfort letters” to Initial Purchasers with respect to the reserve reports of the Company and related information contained in the Offering Memorandum. In addition, on the Closing Date, the Initial Purchaser shall have received from the Reserve Engineer a bring-down letter dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the letter delivered on the date hereof, except that it shall cover the reserve reports of the Company and related information in the Final Offering Memorandum and any amendment or supplement thereto.

(c) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representative there shall not have occurred any Material Adverse Effect; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its Subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

(d) Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Baker Botts L.L.P., counsel for the Company, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Effect;

(ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) each of the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) Indenture. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(h) Depositary. The Securities shall be eligible for clearance and settlement through the facilities of the Depositary.

(i) CFO Certificate. The Company shall have furnished or caused to be furnished to the Initial Purchasers, dated as of the date hereof and the Closing Date, a certificate of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(j) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or clauses (i), (iv) or (v) of Section 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors jointly and severally agree to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER

APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company or any of the Guarantors for any losses, damages or liabilities suffered or incurred by the Company or any of the Guarantors, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BofA Securities) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), it being acknowledged and agreed that any such written information is as set forth in Section 8(b) hereto. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company in writing expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in: (i) the paragraph under the subcaption “Commissions and Discounts”, (ii) the third and fourth sentences of the first paragraph under the subcaption “New Issue of Notes” and (iii) the three paragraphs under the subcaption “Short Positions”, in each case under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than the reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each applicable jurisdiction)), which shall be selected by BofA Securities (in the case of counsel representing the Initial Purchasers or their related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange (the “NYSE”), or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Texas authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Effect; or (v) the Company or any of the Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company or any of the Subsidiaries regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or electronically mailed and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

BofA Securities, Inc.

114 W. 47th Street, 7th Floor, NY8-114-07-01

New York, New York 10036

Attention: High Yield Legal Department

E-mail: BofA_HY_Legal_Notices@bofa.com

with a copy to:

Latham & Watkins LLP

811 Main St., Suite 3700

Houston, Texas 77002

Attention: Ryan Maierson

Fax: (713) 546-5401

If to the Company or the Guarantors:

Matador Resources Company

One Lincoln Centre

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

Attention: Joseph Wm. Foran

    Chief Executive Officer

Fax: (972) 371-5201

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

Attention: Preston Bernhisel

Fax: (214) 661-4783

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by BofA Securities on behalf of the Initial Purchasers, and any such action taken by BofA Securities shall be binding upon the Initial Purchasers.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement

SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19. Compliance With USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 21, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ISSUER:

MATADOR RESOURCES COMPANY

By:	/s/ Bryan A. Erman
Bryan A. Erman
Executive Vice President and General Counsel and Head of M&A

GUARANTORS:

DELAWARE WATER MANAGEMENT COMPANY, LLC
LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.
LONGWOOD MIDSTREAM HOLDINGS, LLC
LONGWOOD MIDSTREAM SOUTH TEXAS, LLC
LONGWOOD MIDSTREAM SOUTHEAST, LLC
LONGWOOD MIDSTREAM DELAWARE, LLC
MATADOR PRODUCTION COMPANY
MRC ENERGY COMPANY
MRC DELAWARE RESOURCES, LLC
MRC ENERGY SOUTHEAST COMPANY, LLC
MRC ENERGY SOUTH TEXAS COMPANY, LLC
MRC HAT MESA, LLC
MRC PERMIAN COMPANY
MRC PERMIAN LKE COMPANY, LLC
MRC ROCKIES COMPANY
SOUTHEAST WATER MANAGEMENT COMPANY, LLC
WR PERMIAN, LLC

By:	/s/Bryan A. Erman
Bryan A. Erman
Executive Vice President and General Counsel and Head of M&A

Signature Page to Purchase Agreement

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By:	Longwood Gathering and Disposal Systems GP, Inc., its general partner

By:	/s/ Bryan A. Erman
Bryan A. Erman
Executive Vice President and General Counsel and Head of M&A

Signature Page to Purchase Agreement

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BOFA SECURITIES, INC.

Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	BofA Securities, Inc.

By:	/s/ Justin Howe
Name: Justin Howe
Title: Managing Director

Signature Page to Purchase Agreement

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$180,000,000
J.P. Morgan Securities LLC	72,000,000
KeyBanc Capital Markets Inc.	72,000,000
PNC Capital Markets LLC	72,000,000
Truist Securities, Inc.	72,000,000
Capital One Securities, Inc.	40,500,000
Citizens JMP Securities, LLC	40,500,000
Mizuho Securities USA LLC	40,500,000
MUFG Securities Americas Inc.	40,500,000
RBC Capital Markets, LLC	40,500,000
Scotia Capital (USA) Inc.	40,500,000
TD Securities (USA) LLC	40,500,000
U.S. Bancorp Investments, Inc.	40,500,000
Wells Fargo Securities, LLC	40,500,000
Comerica Securities, Inc.	31,500,000
BOK Financial Securities, Inc.	9,000,000
FHN Financial Securities Corp.	9,000,000
Zions Direct, Inc.	9,000,000
Raymond James & Associates, Inc.	4,500,000
Roth Capital Partners, LLC	4,500,000

Total	$900,000,000

EXHIBIT A

Subsidiaries

•	Delaware Water Management Company, LLC

•	Greyhound Midstream, LLC

•	Greyhound Resources, LLC

•	Longwood Gathering and Disposal Systems GP, Inc.

•	Longwood Gathering and Disposal Systems, LP

•	Longwood Midstream Delaware, LLC

•	Longwood Midstream Holdings, LLC

•	Longwood Midstream South Texas, LLC

•	Longwood Midstream Southeast, LLC

•	Matador Production Company

•	MRC Delaware Resources, LLC

•	MRC Energy Company

•	MRC Energy South Texas Company, LLC

•	MRC Energy Southeast Company, LLC

•	MRC Hat Mesa, LLC

•	MRC Permian Company

•	MRC Permian LKE Company, LLC

•	MRC Rockies Company

•	Pronto Midstream, LLC

•	Pronto Midstream Finance, LLC

•	San Mateo Black River Oil Pipeline, LLC

•	San Mateo Black River Oil Pipeline II, LLC

•	San Mateo Black River Water Management Company, LLC

•	San Mateo DLK Black River Midstream, LLC

•	San Mateo Midstream, LLC

•	San Mateo RB Pipeline, LLC

•	San Mateo Stateline Water Management Company, LLC

•	San Mateo Stebbins Water Management, LLC

•	San Mateo Wolf Pipeline, LLC

•	San Mateo Wolf Water Resources, LLC

•	Southeast Water Management Company, LLC

•	SR Permian, LLC

•	WR Permian, LLC

Exhibit A

ANNEX I

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1